UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	APH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On December 9, 2020, Amphenol Corporation, a Delaware corporation (the “Company”), and MTS Systems Corporation, a Minnesota corporation (“MTS”), issued a joint press release announcing the execution of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 8, 2020, by and among the Company, MTS and Moon Merger Sub Corporation, a Minnesota corporation and wholly-owned subsidiary of the Company (“Sub”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Sub will merge with and into MTS, with MTS surviving as a wholly owned subsidiary of the Company (the “Merger”). The transactions contemplated by the Merger Agreement are subject to certain conditions to closing, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and MTS shareholder approval, among other conditions. The Merger is expected to be consummated in the middle of 2021. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may contain words and terms such as: “anticipate,” “could,” “believe,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “look ahead,” “optimistic,” “potential,” “guidance,” “may,” “should,” or “would” and other words and terms of similar meaning. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, or if it is completed, that the expected benefits of the proposed Merger may not be realized, (ii) the failure to satisfy the conditions to the consummation of the proposed Merger, including the adoption of the Merger Agreement by the shareholders of MTS, and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement and (v) unanticipated difficulties or expenditures relating to the proposed Merger, the response of business partners and competitors to the announcement of the proposed Merger, potential disruptions to current plans and operations and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger. The actual financial impact of the proposed Merger may differ from the expected financial impact described in this Form 8-K. The foregoing list of risk factors is not exhaustive. Forward-looking statements in this Form 8-K should be evaluated together with the many uncertainties that affect the Company’s business, particularly those identified in the risk factor discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press Release dated December 9, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

	By:	/s/ Craig A. Lampo
Craig A. Lampo
Senior Vice President and Chief Financial Officer

Date: December 9, 2020